[letterhead]

                             L.P. MARTIN & COMPANY
                              4132 INNSLAKE DRIVE
                          GLEN ALLEN, VIRGINIA  23060
                                 (804) 346-2626
                                 (804) 346-9311

                        Consent of Independent Auditors'

The Board of Directors
Apple Residential Income Trust, Inc.
Richmond, Virginia

     We consent to the use of our report dated May 14, 1998 with respect to the statement of income and direct operating expenses exclusive of items not comparable to the proposed future operations of the property Bitter Creek Apartments for the twelve month period ended March 31, 1998, for inclusion in a form 8K filing with the Securities and Exchange Commission by Apple Residential Income Trust, Inc.


Richmond, Virginia                                /s/L.P. Martin & Co., P.C.
                                                  -----------------------
July 2, 1998                                      L.P. Martin & Co., P.C.